UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2004

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

In connection with the announcement on December 14, 2004 by Trinity Industries, Inc. (the "Company") of the gradual transition towards retirement of John L. Adams, executive vice president, and Jim S. Ivy, senior vice president and chief financial officer, the following transitioning arrangements have been made. (i) Mr. Adams will continue in his present position at 80% of 2003 base compensation through the second quarter of 2005 and thereafter continue as an employee of the Company in the position of vice chairman of the Company reporting to the CEO with a declining amount of time devoted to the Company generally proportionate to the following reduced amount of compensation: 60% of 2003 base compensation for the third quarter of 2005; 40% of 2003 base compensation for the fourth quarter of 2005; 20% of 2003 base compensation for 2006; 10% of 2003 base compensation for 2007; and 5% of 2003 base compensation for 2008 until retirement. (ii) Mr. Ivy will continue in his present position until March of 2005 at his current base compensation through April of 2005 and after March 2005 will serve as an employee of the Company in the position of assistant to the chief executive officer with a declining amount of time devoted to the Company generally proportionate to the following reduced amount of compensation: 60% of current base compensation from May through September 2005; 40% of current base compensation for the fourth quarter of 2005; 20% of current base compensation for 2006; 10% of current base compensation for 2007; and 5% of current base compensation through 2008 until retirement. Mr. Adams and Mr. Ivy will participate in the Company’s short-term incentive plan, deferred compensation plan, perquisite plan, health and pension plans through 2005. Beginning in 2006 they will only participate in the health and pension plans of the Company. Outstanding stock options, Restricted Stock and Restricted Stock Units will continue to be governed by their own terms throughout the transition period.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 14, 2004 the Company announced that John L. Adams, executive vice president, and Jim S. Ivy, senior vice president & chief financial officer, will begin transitioning toward retirement in 2008. Mr. Ivy will continue in his present position until March of 2005 at which time he will serve in the position of assistant to the chief executive officer and Mr. Adams will continue in his present position through June of 2005 at which time he will be named vice chairman of the Company.

(c) (1) In March of 2005, Mr. William A. McWhirter will be designated as vice president and chief financial officer of the Company and Mr. Chas Michel will be designated as vice president and chief accounting officer of the Company.

(2) Mr. McWhirter, age 40, joined the Company in 1985 and held various accounting-related positions until 1992, when he was named vice president-accounting for Trinity’s Concrete and Aggregates business. In 1999 he was elected to a corporate position in Trinity as vice president for mergers and acquisitions. In 2001, he was named executive vice president of Trinity’s Construction Products Group. McWhirter received an undergraduate degree in finance from the University of Texas at Arlington in 1986 and his CPA license in 1991.

Mr. Michel, age 51, joined Trinity in 2001 as corporate controller after working 16 years in public accounting with KPMG Peat Marwick (the last six years as a partner) and ten years in the restaurant industry serving as a chief financial officer. Michel received an undergraduate degree in accounting from Texas Tech University in 1975 and his CPA license in 1978.

(3) There is no employment agreement between the Company and Mr. McWhirter or Mr. Michel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

December 14, 2004	By:	Michael G. Fortado

Name: Michael G. Fortado
Title: Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release dated December 14, 2004 announcing the beginning of the succession process for CFO and EVP.